                                  EXHIBIT NO. 5

                              FINANCIAL STATEMENTS



                 NO.               DESCRIPTION
                 ---               -----------
                 5.1               EQUINE NUTRACEUTICALS, INC.
                                   FINANCIAL STATEMENTS FOR DECEMBER 31, 2001
                                   AND TWO MONTHS PERIOD ENDED
                                   FEBRUARY 28, 2002 (UNAUDITED).

                 5.2               EQUINE NUTRACEUTICALS, INC.
                                   AUDITED FINANCIAL STATEMENTS FOR
                                   FISCAL YEAR ENDED DECEMBER 31, 2001.


                                                                     Exhibit 5.1



                                EXHIBIT NO. 5.1

                          EQUINE NUTRACEUTICALS, INC.
                   FINANCIAL STATEMENTS FOR DECEMBER 31, 2001
                  AND TWO MONTHS PERIOD ENDED FEBRUARY 28, 2002
                                  (UNAUDITED).

                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)


                             (a Nevada corporation)

                                Boulder, Colorado

                              Financial Statements

               December 31, 2001 and February 28, 2002 (Unaudited)

                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)


                                TABLE OF CONTENTS


   Independent Auditors' Report                                                    Page 1
   Balance Sheet
         December 31, 2001 and February 28, 2002 (Unaudited)                       Page 2
   Statement of Income
         Period from Inception (December 12, 2001) to December 31, 2001
           and Two Months ended February 28, 2002 (Unaudited).                     Page 3
   Statement of Stockholders' Equity
         Period from Inception (December 12, 2001) to December 31, 2001            Page 4
           and Two Months ended February 28, 2002 (Unaudited).
   Statements of Cash Flows
         Period from Inception (December 12, 2001) to December 31, 2001            Page 5
           and Two Months ended February 28, 2002 (Unaudited).
   Notes to Financial Statements                                                   Page 6


                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Equine NUTRACEUTICALS, Inc.
Boulder, Colorado



We have audited the accompanying balance sheet of Equine Nutraceuticals, Inc. (a development stage enterprise) (a Nevada corporation) as of December 31, 2001, and the related statements of income, stock equity, and cash flows for the period from inception (December 12, 2001) through December 31, 2001. financial statements are the responsibility of the Company's management. Our responsibility is to express opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States America. Those standards require that we plan and perform the audit to obtain reasonable assurance at whether the financial statements are free of material misstatement. An audit includes examining, on a to evidence supporting the amounts and disclosures in the financial statements. An audit also includes as: the accounting principles used and significant estimates made by management, as well as evaluating the financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equine Nutraceuticals, Inc- (a development stage enterprise) as of December 31, 2001, and of its operations and its cash flows for the period from inception (December 12, 2001) through December in conformity with accounting principles generally accepted in the United States of America.


                                    Certified Public Accountants


Boulder, Colorado
January 28, 2002

                                                                          Page 1
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                          EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                                 Balance Sheet



                                                                                                      (Unaudited)
                                                                                  December 31,        February 28,
                                                                                      2001                2002
                                                                                 -------------        -----------
ASSETS
Current Assets
   Cash                                                                          $       7,222        $    21,573
   Deterred offering costs                                                                   -              6,202
                                                                                 -------------        -----------
              Total current assets                                                       7,222             27,775
                                                                                 -------------        -----------
Furniture and Equipment, at cost
   Furniture and equipment                                                                 644                644
   Less: accumulated depreciation                                                            5                 15
                                                                                 -------------        -----------
              Net furniture and equipment                                                  639                629
                                                                                 -------------        -----------
              Total assets                                                       $       7,861        $    28,404
                                                                                 -------------        -----------
                                                                                 -------------        -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable and accrued expenses                                         $       2,476        $     4,051
                                                                                 -------------        -----------
              Total current liabilities                                                  2,476              4,051
                                                                                 -------------        -----------
Stockholders' equity
   Common stock, .001 par value, 100,000,000 shares
     authorized, 11,000,000 issued and outstanding at
     December 31, 2001 and 13,152,600 at February 28, 2002                               1,000              3,153
   Additional paid-in capital                                                            6,914             47,061
   Accumulated deficit                                                                  (2,529)           (21,861)
                                                                                 -------------        -----------
                                                                                         5,385             28,353
   Less stork subscriptions receivable                                                       -              4,000
                                                                                 -------------        -----------
              Total stockholders' equity                                                 5,385             24,353
                                                                                 -------------        -----------
              Total liabilities and stockholders' equity                         $       7,861        $    28,404
                                                                                 -------------        -----------
                                                                                 -------------        -----------


The accompanying Notes are an integral part of this financial statement   Page 2


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                               Statement of Income



                                                                                    Period from
                                                                                      Inception       (Unauadited)
                                                                                    (December 12,      Two Months
                                                                                      2001) to            Ended
                                                                                     December 31,      February 28,
                                                                                         2001              2002
                                                                                    -------------      ------------
    Net sales                                                                       $           -      $          -
    Cost of Sales                                                                               -                 -
                                                                                    -------------      ------------
    Gross Profit                                                                                -                 -
                                                                                    -------------      ------------
    Operating expenses
     Salaries and employee benefits                                                         2,390            13,286
     Other operating expenses                                                                 139             6,046
                                                                                    -------------      ------------
                 Total operating expenses                                                   2,529            19,332
                                                                                    -------------      ------------
    Operating Income                                                                       (2,529)          (19,332)
                                                                                    -------------      ------------
    Income Before Provision for Income Taxes                                               (2,529)          (19,332)

    Provision for Income Taxes                                                                  -                 -
                                                                                    -------------      ------------

    Net Loss                                                                        $      (2,529)     $    (19,332)
                                                                                    -------------      ------------
                                                                                    -------------      ------------


The accompanying Notes are an integral part of this financial statement   Page 3


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                        Statement of Stockholders' Equity



                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                     Additional          During
                                                    Common            Stock            Paid-in         Development
                                                    Shares           Amount            Capital            Stage
                                                 ----------       -------------     -------------       ------------
   Issuance of common stock
     on December 19, 2001
     for services provided                       10,000,000       $           -     $           -       $          -
   Issuance of common shares for cash
     on December 19, 2001 during
     private placement                            1,000,000               1,000             9,000
   Organization costs                                                                      (2,086)
   Net loss for period from inception
     (December 12, 2001) to
     December 31, 2001                                                                                        (2,529)
                                                 ----------       -------------     -------------       ------------
   Balance, December 31, 2001                    11,000,000               1,000             6,914             (2,529)
   Issuance of common stock from
     January 1, 2002 to February 28, 2002
     during private placement (Unaudited)         2,152,600               2,153            40,147
   Net loss for two months ended
     February 28, 2002 (Unaudited)                                                                           (19,332)
                                                 ----------       -------------     -------------       ------------
   Balance, February 28, 2002 (Unaudited)        13,152,600       $       3,153     $      47,061       $    (21,861)
                                                 ----------       -------------     -------------       ------------
                                                 ----------       -------------     -------------       ------------


The accompanying Notes are an integral part of this financial statement   Page 4


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                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                             Statement of Cash Flows


                                                                                     Period from
                                                                                      Inception       (Unauadited)
                                                                                    (December 12,      Two Months
                                                                                       2001) to            Ended
                                                                                     December 31,      February 28,
                                                                                         2001              2002
                                                                                    ------------     -------------
   Cash Flows from Operating Activities
     Net loss                                                                       $     (2,529)    $     (19,332)
     Adjustment to reconcile net (loss) to net cash
       provided (used) by operating activities
       Depreciation and amortization                                                           5                10
     Changes in working capital items
       Deferred offering costs                                                                 -            (6,202)
       Accrued expenses and other liabilities                                              2,476             1,575
                                                                                    ------------     -------------
         Net cash (used) by operating activities                                             (48)          (23,949)
                                                                                    ------------     -------------
   Cash Flows from Investing Activities
     Purchase of furniture and equipment                                                    (644)                -
                                                                                    ------------     -------------
         Net cash (used) by investing activities                                            (644)                -
                                                                                    ------------     -------------
   Cash Flows from Financing Activities
     Proceeds from sale of common stock                                                    7,914            38,300
                                                                                    ------------     -------------
         Net cash provided by financing activities                                         7,914            38,300
                                                                                    ------------     -------------
     Net Increase (Decrease) in Cash and Cash Equivalents                                  7,222            14,351
     Cash and Cash Equivalents at Beginning of Period                                          -             7,222
                                                                                    ------------     -------------
     Cash and Cash Equivalents at End of Year                                       $      7,222     $      21,573
                                                                                    ------------     -------------
                                                                                    ------------     -------------

The accompanying Notes are an integral part of this financial statement   Page 5

                           EQUINE NUTRACEUTICALS, INC.
                        (a development stage enterprise)
                          Notes to Financial Statements
                                December 31, 2001



Note 1 - Summary of Significant Accounting Policies

         COMPANY'S ACTIVITIES. Equine Nutraceuticals, Inc. (the Company) was incorporated in December. The Company intends to provide quality supplementation for the horse industry.

         USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepts accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         DEPRECIATION. The Company provides for depreciation using the straight-line method over lives years for furniture and equipment.

         CASH EQUIVALENTS. Cash equivalents are short-term, highly-liquid investments that are both re convertible to known amounts of cash and so near their maturity that they present insignificant changes in value because of changes in interest rates.

         INCOME TAXES. The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statement returns. The measurement of deferred tax assets and liabilities is based on provisions of the el tax law; the effects of future changes in tax laws or rates are not anticipated.

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred 1 as of December 31, 2001 has been established to reflect these uncertainties. The deferred tax before valuation allowances is approximately $600 for federal and state purposes.

         The Company has net operating loss carryforwards of $2,591, which can be used to offset future taxable income through 2021.

         DEVELOPMENT STAGE OPERATIONS. The Company focuses its initial and principal efforts on establishing research and development of state of the art vaccines and formulas for equestrian health and performance.

         STOCK ISSUED. The company is authorized to issue 100,000,000 shares of common stock with value of $0.001 per share During the period from inception (December 12, 2001) to December 2001, the Company issued 1,000,000 shares for $10,000 and 10,000,000 shares were issue and future consideration. For the two months ended February 28, 2002, 500,000 shares were to directors of the Company for past consideration and 1,652,600 shares were issued for $42,300, with $4,000 receivable at February 28, 2002


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